Exhibit 10.16

P A R I S   •   N E W  Y O R K

INDEFINITE PERIOD EMPLOYMENT CONTRACT

BETWEEN THE UNDERSIGNED

The Company COTY S.A.

With registered offices located at

14-16, rue de Miromesnil - 75008 PARIS

represented by Mr. Patrick THOMAS

acting in the capacity of Chairman,

hereinafter called the << Company >>

ON THE ONE HAND,

AND

Mr. Géraud Marie LACASSAGNE

ON THE OTHER HAND,

COTY S.A.
14/16 • RUE DE MIROMESNIL • 75008 PARIS • TEL 01 53 05 08 07   FAX 01 53 08 06 OD

RCS PARIS B 394 710 052 • TVA PR 94 394 710 552 • S A AU CAPITAL DE 180 250 000 F

ARTICLE I - HIRING

This employment contract has been concluded between the Employee and the Company represented by the Chairman of the Board.

The Company has hired the Employee for an indefinite period of time beginning March 2, 1998, subject to the results of the medical examination required for hiring.

This contract is governed by the National Collective bargaining agreement for the Chemical Industry that applies to the Company.

ARTICLE II - POSITION

The Employee is employed as INTERNATIONAL HUMAN RESOURCES CONSULTANT, with the qualification of << executive >>, coefficient 770.

The position description of this role is as described in the letter dated 31 October 1997 to the Employee from the Vice President, Human Resources of Coty Inc.

It is stated that in the performance of his duties, the Employee undertakes to abide by all the general instructions the Vice President, Human Resources of Coty Inc. He must report to him concerning his duties.

ARTICLE III - PLACE OF WORK

The main place of work of the Employee will be located in the registered offices of the Company.

But, regarding his position and duties, the Employee undertakes to travel wherever necessary for due performance of his tasks in France and in foreign countries.

ARTICLE IV - REMUNERATION

The Employee will receive an annual gross salary off FF. 700 000 payable over 12 months for the performance of his duties. This will be subject to review and adjustment by the Company on a annual basis.

The remuneration received by the Employee represents a lump sum agreement, i.e. the lump sum compensation paid in exchange for his activity. This lump sum covers any overtime worked in the performance of his task and takes into account his responsibilities and the availability required by the nature of his assignment.

ARTICLE V - A.P.P. target-award

In addition to annual base salary the Employee shall be part of the Coty Annual Performance Plan (A.P.P.) with a target Award of 20% (twenty) of Employee’s basic gross annual salary. Details of the APP shall be communicated in separate documents.

ARTICLE VI

The Company shall provide the Employee with a car in line with the Company’s policy which is owned by said Company.

The employee undertakes to return this vehicle to the Company on the last day of his employment, whatever the reason for termination of contract, be it dismissal or resignation.

The Company shall be in charge of the mandatory and optional insurance coverage of this vehicle as well as any other coverage required by its use according to procedures in effect.

Gas expenses will be reimbursed to the Employee upon submission of bills.

The use of this vehicle qualifies as a benefit in kind which is evaluated on the basis of its horsepower.

The Employee undertakes to notify the Company of any accident or event which may take place involving this vehicle within 48 hours of knowledge thereof.

The Employee has become cognizant of the insurance policy and undertakes to comply with it clauses.

ARTICLE VII - BUSINESS EXPENSES

Reasonable business expenses that the Employee will incur in the performance of his task as defined by virtue of this contract will be reimbursed according to the procedure in force in the Company upon submission of relevant documents.

ARTICLE VIII- RELOCATIONS EXPENSES

The Employee will be paid by the Company for the relocation of his household goods from Switzerland to Paris, France. It is anticipated that the Employee will relocate his family in June or July 1998.

The Company will provide the Employee a temporary housing allowance as a single payment in the amount of FF. 36 000 gross to assist with his personal living from March through June (4 months).

The Employee will also receive a single payment of four weeks of gross compensation to cover miscellaneous personal relocation expenses.

The payments referred to above will be reimbursable to the Company on a prorate basis if the Employee leaves voluntarily or for cause within the first two years period following your employment date.

ARTICLE IX - SOCIAL SECURITY BENEFITS

As an executive, the Employee will benefit from the complementary retirement funds as well as provident and medical plans subscribed by the Company.

ARTICLE X - SICK LEAVE OR ABSENCE DUE TO AN ACCIDENT

The Employee will be required to inform the Company of any absences due to illness or accident within two days delay starting from the beginning of the absence.

ARTICLE XI - PAID VACATION

The Employee will have a holiday entitlement of 25 days p.a. in accordance with law and the applicable collective bargaining agreement.

Each year, the paid vacation period will be determined taking into account the wish of the Employee and the operating requirements of the Company. The Employee undertakes to coordinate his annual holidays with his direct superior.

ARTICLE XII - PROFESSIONAL OBLIGATIONS - NON DISCLOSURE

The Employee undertakes, to devote all his time and efforts exclusively to the Company; consequently, he will refrain from taking any interest or any capacity whatsoever, whether directly or indirectly, in any other company or business activity,

In addition, he will have to exercise utmost discretion regarding any information concerning the Company or affiliated companies, employees, clients, suppliers or other third parties.

It will not be possible to make use of any information the Employee has become aware of other than the Company activity framework.

All the obligations concerning non-disclosure and confidentiality of information of various kinds belonging to the Company shall continue to apply after the termination of the contract with the Company.

ARTICLE XIII - COPYRIGHTS

All copyrights which come into existence in the person of the Employee during the term of the employment contract shall immediately pass to the Company. The remuneration of the Employee takes into account this element.

ARTICLE XIV - CONTRACT TERMINATION - NOTICE PERIOD

This employment contract is established for an indefinite term.

Therefore, each of the parties shall have the option of terminating it at any time providing the rules of the standard legal procedures and the Collective bargaining agreement which may apply are respected, namely that notice is served to the other party of such intent by registered letter with acknowledgment of receipt, with said notice period being, except in case of serious misconduct, gross negligence and force majeure:

- 3 months in case of dismissal

- 3 months in case of resignation.

If, for any reason, you leave the Company within a two years period following your employment date, you will be provided three (3) months severance pay in addition to a six-months notice period.

The Employee undertakes to return to the Company any document, reports, client lists and/or any other written, printed, computer, electronically recorded or other tangible form of information which may have been communicated to the Employee in the framework of his activity.

ARTICLE XV – GOVERNING LAW – COMPETENT JURISDICTION.

This contract shall be governed by French law and any litigation will be settled in French courts.

Established in Paris on February 18, 1998

In two originals, one for each party.

The Company

/s/ Patrick Thomas	/s/ Ashok Bakhru
Patrick THOMAS	Ashok Bakhru
signature	signature

/s/ Geraud Marie Lacassagne
Mr. LACASSAGNE

Read and approved
3/4/98